Calculation of Filing Fee Tables
S-1
Laser Photonics Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Placement Agent's Warrants to purchase shares of Common Stock	Other		$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	2	Equity	Common Stock, par value $0.001 per share underlying Placement Agent's Warrants	Other	177,000	$ 1.218	$ 215,586.00	0.0001381	$ 29.77
Fees to be Paid	3	Equity	Common Stock, par value $0.001 per share underlying Placement Agent's Warrants	Other	57,058	$ 3.2375	$ 184,725.27	0.0001381	$ 25.51
Fees to be Paid	4	Equity	Common Stock, par value $.001 per share, underlying series A-7 warrants	Other	800,000	$ 0.975	$ 780,000.00	0.0001381	$ 107.72
Fees to be Paid	5	Equity	Common Stock, par value $.001 per share, underlying series A-8 warrants	Other	4,257,144	$ 0.975	$ 4,150,715.40	0.0001381	$ 573.21
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 5,331,026.67		$ 736.21
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 736.21
Offering Note
[1]	In accordance with Rule 457(g) under the Securities Act, because the shares of the Selling Stockholders Common Stock underlying the Selling Stockholder's Warrants are registered hereby, no separate registration fee is required with respect to the Placement Agent Warrants. In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional shares of Common Stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

[2]	In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional shares of Common Stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions. The Placement Agent's Warrants entitle the holder to purchase 7% of the shares exercised f by existing warrant holders under the Warrant Inducement Agreement at a per share exercise price equal to 125% of the warrant exercise price of the Common Warrants. As estimated solely for the purpose of recalculating the registration fee pursuant to Rule 457(o), the Proposed Maximum Aggregate Offering Price of the Placement Agent's Warrants is $129,808, which is determined by multiplying 153,212 shares of common stock (7% of 1,373,630 shares) by $1.35 (125% of the Proposed Maximum Aggregate Offering Price).

[3]	In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional shares of Common Stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions. The Placement Agent's Warrants entitle the holder to purchase 7% of the shares exercised f by existing warrant holders under the Warrant Inducement Agreement at a per share exercise price equal to 125% of the warrant exercise price of the Common Warrants. As estimated solely for the purpose of recalculating the registration fee pursuant to Rule 457(o), the Proposed Maximum Aggregate Offering Price of the Placement Agent's Warrants is $129,808, which is determined by multiplying 153,212 shares of common stock (7% of 1,373,630 shares) by $1.35 (125% of the Proposed Maximum Aggregate Offering Price).

[4]	In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional shares of Common Stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions. In accordance with Rule 457(g) under the Securities Act, because the shares of the Selling Stockholders' Common Stock underlying the Selling Stockholder's Warrants are registered hereby, no separate registration fee is required with respect to the Warrants. The registration fee for securities is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, assuming the sale of the shares of Common Stock based on an assumed offering price of $1.08 per share, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

[5]	In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional shares of Common Stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions. The registration fee for securities is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, assuming the sale of the shares of Common Stock based on an assumed offering price of $1.08 per share, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date